SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING MARCH 31, 2001
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $69,162,794.19
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 8,154,452.16
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$   417,640.41
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$   417,640.41
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1999-A Certificates................................... $  8,154,452.16
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1999-A  Certificates...................................$ 69,162,794.19
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1999-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     10. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  2,046.686.11
                                                                  --------------

         (ii) Class B Certificateholders.........................$    135,025.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    209,200.00
                                                                  --------------

     11. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     12. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  2,046,686.11
                                                                  --------------

         (ii) Class B Certificateholders ........................$    135,025.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    209,200.00
                                                                  --------------

     13. To the knowledge of the undersigned, no Series
         1999-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of April, 2001.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANBANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanbani
                                      Title: Vice President